UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 14, 2005 (June 9, 2005)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant’s Telephone Number, including Area Code

____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 9, 2005, the Compensation and Organizational Development Committee (the "Committee") of the Board of Directors of Toys "R" Us, Inc. (the "Company") approved the following compensation arrangements affecting its directors and executive officers:

          (a) Amendment and Termination of Certain Plans

As previously reported, the Company entered into a definitive agreement for the acquisition of the Company (the "Merger") by an entity owned by an investment group consisting of entities advised by or affiliated with Kohlberg Kravis Roberts & Co., Bain Capital Partners LLC and Vornado Realty Trust pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 17, 2005 among the Company, Global Toys Acquisition, LLC, and Global Toys Acquisition Merger Sub, Inc. The Merger Agreement required that the Company accelerate the vesting under and provide for the termination and distribution of all amounts under the following plans (i) the Toys "R" Us, Inc. Partnership Group Deferred Compensation Plan; (ii) the Toys "R" Us, Inc. Management Deferred Compensation Plan; (iii) the Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan, and (iv) the Toys "R" Us, Inc. Supplemental Executive Retirement Plan (collectively, the "Deferred Compensation Plans").

In accordance with the Merger Agreement, on June 9, 2005 the Committee resolved that all accounts, awards, deferrals and contributions of any type under each of the Deferred Compensation Plans shall be fully vested as of the effective time of the Merger; that each of the Deferred Compensation Plans shall terminate as of the effective time of the Merger; and, as part of that termination, all accounts under the Deferred Compensation Plans shall be distributed to the participants thereunder (whether or not such participants are then in pay status) no later than 15 days following the effective date of the Merger. The Toys "R" Us, Inc. Supplemental Executive Retirement Plan ("SERP") was also amended in certain other respects.

Copies of such amendments to the Deferred Compensation Plans are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

          (b) Amendment to the SERP Rabbi Trust

On June 9, 2005 the Committee approved an amendment to the Grantor Trust Agreement for Toys "R" Us, Inc. Supplemental Executive Retirement Plan (the "Trust") to provide that the Toys "R" Us, Inc. Split Dollar Plan shall also be funded under the Trust. A copy of such amendment to the Trust is attached hereto as Exhibit 10.5 and incorporated herein by reference.

          (c) Amendment to the "TRU" Partnership Employees' Savings and Profit Sharing Plan

The Merger Agreement required that the Company amend the "TRU" Partnership Employees' Savings and Profit Sharing Plan, as amended and restated (the "401(k) Plan") to provide that any participant who has at least four years of service as of the effective time of the Merger shall be fully vested in his or her basic contribution account as of the effective time of the Merger; provided such amendment shall not apply to the extent that it causes the 401(k) Plan or the related trust to fail to constitute a qualified plan or trust, as applicable, under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. On June 9, 2005 the Committee approved an amendment to the 401(k) Plan in accordance with the Merger Agreement and in certain other respects. A copy of such amendment to the 401(k) Plan is attached hereto as Exhibit 10.6 and incorporated herein by reference.

          (d) Certification of Sales and Bonuses for First Quarter of Fiscal Year 2005

As previously reported, the Committee on March 29, 2005 established bonus opportunities for participants under the Amended and Restated Toys "R" Us, Inc. Management Incentive Compensation Plan (including executive officers) for the first and second quarters of the fiscal year ending January 28, 2006, based on actual performance against threshold objectives for sales at various divisional levels and for the Company as a whole. On June 9, 2005, the Committee certified the level of achievement of the first quarter sales targets and, based on such level of achievement, the Committee approved bonuses to be paid to the executive officers for the first quarter of fiscal year 2005 in accordance with the matrix for such bonuses approved by the Committee on March 29, 2005.

Item 9.01.	Financial Statements and Exhibits

	Exhibit No.	Description

	10.1	Amendment to Toys "R" Us, Inc. Partnership Group Deferred Compensation Plan
	10.2	Amendment to Toys "R" Us, Inc. Management Deferred Compensation Plan
	10.3	Amendment to Toys "R" Us, Inc. Non-Employee Directors' Deferred Compensation Plan
	10.4	Amendment to Toys "R" Us, Inc. Supplemental Executive Retirement Plan
	10.5	Amendment to Grantor Trust Agreement For Toys "R" Us, Inc. Supplemental Executive Retirement Plan
	10.6	Amendment to "TRU" Partnership Employees' Savings and Profit Sharing Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 14, 2005	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer